CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Pioneer Independence Fund's Prospectus, and "Independent Auditors" and "Financial Statements" in the Pioneer Independence Fund's Shares Statement of Additional Information, and to the incorporation by reference in Post-Effective Amendment No. 7 to the Registration Statement (Form N-1A, 1933 Act File No. 333-42105) of our report, dated February 17, 2004, with respect to the financial statements and financial highlights of Pioneer Independence Fund included in its December 31, 2003 Annual Report to the Shareowners.

                                                        /s/ ERNST & YOUNG LLP


Boston, Massachusetts
April 26, 2004